Exhibit 99.2

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2026

Urban Edge Properties
12 East 49th Street, New York, NY 10017
NY Office: 212-956-0082
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2026
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2026 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	13

Consolidated Financial Statements
Consolidated Balance Sheets	14
Consolidated Statements of Income	15
Consolidated Statements of Cash Flows	16

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	17
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	18
Funds from Operations	19
Market Capitalization, Debt Ratios and Liquidity	20
Additional Disclosures	21

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	22
Leasing Activity	23
Leases Executed but Not Yet Rent Commenced	24
Retail Portfolio Lease Expiration Schedules	25

Property Data
Property Status Report	27
Property Acquisitions and Dispositions	30
Development, Redevelopment and Anchor Repositioning Projects	31

Debt Schedules
Debt Summary	33
Mortgage Debt Summary	34
Debt Maturity Schedule	35

Urban Edge Properties		For additional information:
12 East 49th Street		Mark Langer, EVP and
New York, NY 10017		Chief Financial Officer
212-956-0082

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2026 Results

NEW YORK, NY, April 29, 2026 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2026 and updated its outlook for full-year 2026.
"Our first quarter results reflect the continued strength and quality of our portfolio,” said Jeff Olson, Chairman and CEO. "We executed 419,000 sf of leasing transactions in the quarter, including 84,000 sf of new leases at a cash spread of 52%, and 335,000 sf of renewals, achieving a blended cash spread of 15%. We acquired The Village at Bridgewater Commons in Bridgewater, New Jersey for $54 million, advancing our external growth plans. We have also raised the low end of our FFO as Adjusted guidance from a range of $1.47 to $1.52 per diluted share to $1.48 to $1.52 per diluted share."
"As we look ahead, our leasing pipeline remains robust, our balance sheet is well-positioned, and we believe the fundamentals driving our business - including the ongoing demand for high-quality retail space and supply constraints in our markets - will translate into sustained long-term growth," he concluded.

Financial Results(1)(2)

(in thousands, except per share amounts)	1Q26	1Q25
Net income attributable to common shareholders	$22,645	$8,198
Net income per diluted share	0.18	0.07
Funds from Operations ("FFO")	55,657	45,458
FFO per diluted share	0.42	0.35
FFO as Adjusted	47,569	45,921
FFO as Adjusted per diluted share	0.36	0.35
The increases in net income, FFO and FFO as Adjusted for the three months ended March 31, 2026 were driven by rent commencements on new leases, higher net recovery revenue, growth from accretive capital recycling and lower interest and debt expense. Net income and FFO for the three months ended March 31, 2026 also benefited from $8.4 million, or $0.06 per diluted share, of non-recurring reimbursements received during the quarter pertaining to previously incurred environmental remediation costs.

Same-Property Operating Results Compared to the Prior Year Period(1)(3)

1Q26
Same-property Net Operating Income ("NOI") growth	2.4%
Same-property NOI growth, including properties in redevelopment	2.8%
Increases in same-property NOI metrics for the three months ended March 31, 2026 were driven by rent commencements on new leases from our signed but not open pipeline and higher net recovery revenue, partially offset by higher levels of uncollected rents.

Leasing and Occupancy Results(1)
•The Company reported same-property portfolio leased occupancy of 96.4%, a decrease of 30 basis points compared to March 31, 2025 and December 31, 2025.

•Consolidated portfolio leased occupancy was 96.4%, flat compared to March 31, 2025 and a decrease of 30 basis points compared to December 31, 2025.
•Retail shop leased occupancy was 92.4%, flat compared to March 31, 2025 and a decrease of 20 basis points compared to December 31, 2025.
•The Company executed 45 new leases, renewals and options totaling 419,000 sf during the quarter. New leases totaled 84,000 sf, of which 59,000 sf was on a same-space basis and generated an average cash spread of 51.6%. New leases, renewals and options totaled 394,000 sf on a same-space basis and generated an average cash spread of 14.6%.
•As of March 31, 2026, signed leases that have not yet rent commenced are expected to generate an additional $21.7 million of future annual gross rent, representing approximately 7% of current annualized NOI. Approximately $3.3 million of this amount is expected to be recognized in the remainder of 2026.

Acquisition Activity
On March 30, 2026, the Company acquired The Village at Bridgewater Commons for a gross purchase price of $54.3 million, reflecting a 7.7% capitalization rate. The 92,000 sf shopping center is located in Bridgewater, NJ along a highly trafficked and affluent retail corridor with a 5-mile annual average household income of $183,000. The center features a freestanding medical building for Summit Health as well as several high-quality quick-service restaurants including Chipotle, Shake Shack, Cava and Starbucks.

Financing Activity
On January 22, 2026, the Company entered into $950 million of unsecured credit facilities, expanding its borrowing capacity by $150 million. The unsecured credit facilities are comprised of an unsecured line of credit and two delayed-draw term loans aggregating $250 million.
The Company’s existing revolving credit agreement was amended and restated to reduce the unsecured line of credit by $100 million to $700 million and extend the maturity date to June 2030 with two six-month extension options. The term loans are $125 million each consisting of a 5-year maturity and a 7-year maturity, both of which have a delayed-draw feature through January 22, 2027. Based on the Company's current leverage ratio, borrowings under the unsecured line of credit, 5-year term loan and 7-year term loan bear interest at SOFR plus 1.00%, SOFR plus 1.15% and SOFR plus 1.50%, respectively.
On March 18, 2026, the Company obtained a $62.5 million, 7-year non-recourse mortgage secured by Plaza at Woodbridge with a swapped fixed interest rate of 5.0%.
As of March 31, 2026, the Company had $30 million outstanding under its unsecured line of credit and no amounts drawn on either of the 5-year or 7-year term loans.

Development and Redevelopment
During the quarter, the Company stabilized four redevelopment projects totaling $6.8 million with new rent commencements from Lidl and Boot Barn at Totowa Commons, Ross Dress for Less at Plaza at Woodbridge, Texas Roadhouse at Outlets at Montehiedra, and Big Blue Swim School at Plaza at Cherry Hill.
As of March 31, 2026, the Company has $157.3 million of active development and redevelopment projects underway, with estimated remaining costs to complete of $66.8 million. The active development and redevelopment projects are expected to generate an approximate 13% yield.

Balance Sheet and Liquidity(1)(4)(5)(6)
Balance sheet highlights as of March 31, 2026 include:
•Total liquidity of approximately $968 million, consisting of $76 million of cash on hand and $892 million available under the Company's $950 million of unsecured credit facilities, including undrawn letters of credit.
•Mortgages payable of $1.68 billion, with a weighted average term to maturity of 3.6 years, all of which are fixed rate or hedged.
•$30 million drawn on our $700 million unsecured line of credit that matures on June 28, 2030, with two six-month extension options.
•No outstanding balance on our $250 million of delayed-draw term loans.
•Total market capitalization of approximately $4.37 billion, comprised of 133.3 million fully-diluted common shares valued at $2.66 billion and $1.71 billion of debt.
•Net debt to total market capitalization of 37%.

2026 Outlook
The Company has updated its 2026 full-year guidance ranges for net income and FFO and raised the low end of its guidance range by $0.01 per diluted share for FFO as Adjusted, estimating net income of $0.56 to $0.60 per diluted share, FFO of $1.54 to $1.58 per diluted share and FFO as Adjusted of $1.48 to $1.52 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, the assumptions used in our guidance, and a reconciliation bridging 2025 FFO per diluted share to the 2026 estimates can be found on pages 4 and 5 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on April 29, 2026 at 8:30 AM ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13759141. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting April 29, 2026 at 11:30 AM ET through May 13, 2026 at 11:59 PM ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13759141.

(1) Refer to "Non-GAAP Financial Measures" on page 6 and "Operating Metrics" on page 7 for definitions and additional details. Reported consolidated occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 89.9% at March 31, 2026.
(2) Refer to page 8 for a reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2026.
(3) Refer to page 9 for a reconciliation of net income to NOI and Same-Property NOI for the three months ended March 31, 2026.
(4) Net debt as of March 31, 2026 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $76 million.
(5) Refer to page 20 for the calculation of market capitalization as of March 31, 2026.
(6) Availability under our unsecured credit facilities is net of letters of credit issued under the unsecured line of credit. The Company obtained seven letters of credit aggregating $27.9 million which have reduced the available balance commensurate with their face values but remain undrawn and no separate liability has been recorded.

2026 Earnings Guidance
The Company has updated its 2026 full-year guidance ranges for net income and FFO and raised the low end of its guidance range by $0.01 per diluted share for FFO as Adjusted, estimating net income of $0.56 to $0.60 per diluted share, FFO of $1.54 to $1.58 per diluted share and FFO as Adjusted of $1.48 to $1.52 per diluted share. Below is a summary of the Company's 2026 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.49 - $0.54	$0.56 - $0.60
Net income attributable to common shareholders per diluted share	$0.47 - $0.52	$0.54 - $0.58
FFO per diluted share	$1.47 - $1.52	$1.54 - $1.58
FFO as Adjusted per diluted share	$1.47 - $1.52	$1.48 - $1.52
The Company's revised 2026 full-year outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 3.00% to 3.75%, reflecting an increase on the low end from our previous assumption of 2.75% to 3.75%.
•Recurring G&A expenses ranging from $34.5 million to $36.5 million, unchanged from our previous assumption.
•Interest and debt expense ranging from $78.0 million to $79.0 million, reflecting a decrease from our previous assumption of $78.9 million to $80.9 million.
•Acquisitions of $54 million, reflecting activity completed year-to-date, and dispositions of $60 million to $65 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, and other one-time items outside of the ordinary course of business.

	Guidance 2026E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$73,600	$78,900	$0.56	$0.60
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(3,800)	(4,000)	(0.03)	(0.03)
Consolidated subsidiaries	900	900	0.01	0.01
Net income attributable to common shareholders	70,700	75,800	0.54	0.58
Adjustments:
Rental property depreciation and amortization	127,200	127,200	0.97	0.97
Limited partnership interests in operating partnership	3,800	4,000	0.03	0.03
FFO Applicable to diluted common shareholders	201,700	207,000	1.54	1.58
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net	(7,900)	(7,900)	(0.06)	(0.06)
Loss on extinguishment of debt	200	200	—	—
FFO as Adjusted applicable to diluted common shareholders	$194,000	$199,300	$1.48	$1.52
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging 2025 FFO per diluted share to the Company's estimated 2026 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2025 FFO applicable to diluted common shareholders	$1.43	$1.43
2025 Items impacting FFO comparability(2)	0.01	0.01
2026 Items impacting FFO comparability(2)	0.06	0.06
Same-property NOI growth, including redevelopment	0.06	0.08
Acquisitions net of dispositions NOI growth	0.01	0.01
Recurring general and administrative	(0.01)	—
Straight-line rent and non-cash items	(0.01)	—
2026 FFO applicable to diluted common shareholders	$1.54	$1.58
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2025 and expected adjustments for fiscal year 2026 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 8 for actual adjustments year-to-date and our fourth quarter 2025 Supplemental Disclosure Package for 2025 adjustments.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 11 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level and through the Company's captive insurance program, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 66 properties for the three months ended March 31, 2026 and 2025. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared, and results of our captive insurance program. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties and results of our captive insurance program during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2026, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 66 properties for the three months ended March 31, 2026 and 2025. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and that operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Net income	$23,547	$8,382
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	275	248
Operating partnership	(1,177)	(432)
Net income attributable to common shareholders	22,645	8,198
Adjustments:
Rental property depreciation and amortization	31,835	36,828
Limited partnership interests in operating partnership	1,177	432
FFO Applicable to diluted common shareholders	55,657	45,458
FFO per diluted common share(1)	0.42	0.35
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net(2)	(8,300)	1,024
Non-cash adjustments(3)	—	(63)
Loss (gain) on extinguishment of debt	212	(498)
FFO as Adjusted applicable to diluted common shareholders	$47,569	$45,921
FFO as Adjusted per diluted common share(1)	$0.36	$0.35

Weighted Average diluted common shares(1)	131,105	130,328
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2025 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, and $0.1 million of transaction costs and severance expenses for the three months ended March 31, 2026.
(3) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$23,547	$8,382
Depreciation and amortization	32,312	37,195
Interest and debt expense	18,719	19,755
General and administrative expense	9,136	9,531
Loss (gain) on extinguishment of debt	212	(498)
Other (income) expense	(8,066)	467
Income tax expense	378	619
Interest income	(393)	(607)
Non-cash revenue and expenses	(2,819)	(3,272)
NOI	73,026	71,572
Adjustments:
Sunrise Mall net operating loss	479	295
Tenant bankruptcy settlement income and lease termination income	—	(61)
Non-same property NOI and other(1)	(8,246)	(8,091)
Same-property NOI	$65,259	$63,715
NOI related to properties being redeveloped	6,583	6,149
Same-property NOI including properties in redevelopment	$71,842	$69,864
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared, and results of the Company's captive insurance program.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$23,547	$8,382
Depreciation and amortization	32,312	37,195
Interest and debt expense	18,719	19,755
Income tax expense	378	619
EBITDAre	74,956	65,951
Adjustments for Adjusted EBITDAre:
Transaction, severance, litigation expenses and other, net(1)	(8,300)	1,024
Loss (gain) on extinguishment of debt	212	(498)
Non-cash adjustments(2)	—	(63)
Adjusted EBITDAre	$66,868	$66,414
(1) Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, and $0.1 million of transaction costs and severance expenses for the three months ended March 31, 2026.
(2) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 74 properties totaling 17.3 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, and international trade disputes, including any related tariffs, which may lead to rising inflation, adverse impacts to supply chains, and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (collectively, our Corporate Responsibility or “CR”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting CR metrics and meeting CR goals and targets, and the impact of governmental regulation on our CR efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents filed by the Company with the Securities and Exchange Commission (the "SEC").
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of March 31, 2026

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.

Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 6 and 11 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three months ended March 31, 2026 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended
Summary Financial Results	March 31, 2026
Total revenue	$132,624
General & administrative expenses (G&A)	$9,136
Recurring G&A(1)	$9,046
Net income attributable to common shareholders	$22,645
Earnings per diluted share	$0.18
Adjusted EBITDAre(2)	$66,868
Funds from operations (FFO)	$55,657
FFO per diluted common share	$0.42
FFO as Adjusted	$47,569
FFO as Adjusted per diluted common share	$0.36
Total dividends paid per share	$0.21
Stock closing price low-high range (NYSE)	$18.60 to $21.29
Weighted average diluted shares used in EPS computations	131,105
Weighted average diluted common shares used in FFO computations	131,105

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	74 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(4)	15,996,000
Weighted average annual rent psf - retail portfolio(3)(4)	$21.79
Consolidated portfolio leased occupancy at end of period(5)	96.4%
Consolidated retail portfolio leased occupancy at end of period(4)	96.4%
Same-property portfolio leased occupancy at end of period(6)	96.4%
Same-property physical occupancy at end of period(6)(7)	94.8%
Same-property NOI growth(6)	2.4%
Same-property NOI growth, including redevelopment properties(6)	2.8%
NOI margin(8)	60.8%
Same-property expense recovery ratio(9)	89.1%
Same-property, including redevelopment, expense recovery ratio(9)	88.7%
New, renewal and option rent spread - cash basis(10)	14.6%
New, renewal and option rent spread - GAAP basis(10)	19.8%
Net debt to total market capitalization(11)	37.3%
Net debt to Adjusted EBITDAre(11)	6.1	x
Adjusted EBITDAre to interest expense(2)	3.8	x
Adjusted EBITDAre to fixed charges(2)	3.1	x

(1) Recurring G&A excludes $0.1 million of transaction costs and severance expenses for the three months ended March 31, 2026.
(2) See computation on page 18.
(3) GLA - retail portfolio excludes 1.2 million square feet for Sunrise Mall and 58,000 square feet of self-storage.
(4) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes self-storage.
(5) Excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 89.9%.
(6) See "Non-GAAP Financial Measures" on page 6 for the definition of same-property and same-property including redevelopment.
(7) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(8) Excludes the impact of Sunrise Mall. Including Sunrise Mall, NOI margin for the three months ended March 31, 2026 was 60.2%.
(9) Excluding the impact of outlet centers and malls, same-property recovery ratio for the three months ended March 31, 2026 was 94.4% (94.5% including properties in redevelopment).
(10) See computation on page 23.
(11) See computation for the quarter ended March 31, 2026 on page 20.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2026 (unaudited) and December 31, 2025
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025
ASSETS
Real estate, at cost:
Land	$676,038	$669,078
Buildings and improvements	2,878,759	2,835,540
Construction in progress	358,886	327,413
Furniture, fixtures and equipment	13,485	13,059
Total	3,927,168	3,845,090
Accumulated depreciation and amortization	(956,464)	(935,548)
Real estate, net	2,970,704	2,909,542
Operating lease right-of-use assets	57,225	58,917
Cash and cash equivalents	49,996	48,881
Restricted cash	25,870	29,984
Tenant and other receivables	33,881	26,658
Receivables arising from the straight-lining of rents	64,205	63,842
Identified intangible assets, net of accumulated amortization of $69,080 and $70,514, respectively	91,057	87,591
Deferred leasing costs, net of accumulated amortization of $22,671 and $21,982, respectively	31,193	31,220
Prepaid expenses and other assets	64,830	55,236
Total assets	$3,388,961	$3,311,871

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,665,218	$1,606,774
Unsecured line of credit	30,000	—
Operating lease liabilities	54,710	56,329
Accounts payable, accrued expenses and other liabilities	83,799	97,397
Identified intangible liabilities, net of accumulated amortization of $62,274 and $59,668, respectively	173,780	174,899
Total liabilities	2,007,507	1,935,399
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 125,972,127 and 125,912,647 shares issued and outstanding, respectively	1,258	1,257
Additional paid-in capital	1,165,097	1,163,939
Accumulated other comprehensive income (loss)	299	(703)
Accumulated earnings	120,752	124,566
Noncontrolling interests:
Operating partnership	74,534	69,140
Consolidated subsidiaries	19,514	18,273
Total equity	1,381,454	1,376,472
Total liabilities and equity	$3,388,961	$3,311,871

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2026 and 2025 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
REVENUE
Rental revenue	$124,185	$118,092
Other income	8,439	73
Total revenue	132,624	118,165
EXPENSES
Depreciation and amortization	32,312	37,195
Real estate taxes	16,602	16,358
Property operating	28,938	24,059
General and administrative	9,136	9,531
Lease expense	3,173	3,371
Total expenses	90,161	90,514
Interest income	393	607
Interest and debt expense	(18,719)	(19,755)
(Loss) gain on extinguishment of debt	(212)	498
Income before income taxes	23,925	9,001
Income tax expense	(378)	(619)
Net income	23,547	8,382
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,177)	(432)
Consolidated subsidiaries	275	248
Net income attributable to common shareholders	$22,645	$8,198

Earnings per common share - Basic:	$0.18	$0.07
Earnings per common share - Diluted:	$0.18	$0.07
Weighted average shares outstanding - Basic	125,879	125,513
Weighted average shares outstanding - Diluted	131,105	125,603

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2026 and 2025 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$23,547	$8,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,399	37,339
Loss (gain) on extinguishment of debt	212	(498)
Amortization of deferred financing costs and premiums/discounts on debt obligations	1,516	1,320
Amortization of above and below market leases, net	(2,636)	(2,682)
Amortization of lease incentives	106	97
Noncash lease expense	1,691	1,694
Straight-lining of rent	(362)	(778)
Share-based compensation expense	3,656	2,707
Rental revenue deemed uncollectible	2,773	1,325
Change in operating assets and liabilities:
Tenant and other receivables	(9,996)	(7,587)
Deferred leasing costs	(1,803)	(2,115)
Prepaid expenses and other assets	(2,033)	(3,169)
Lease liabilities	(1,619)	(1,607)
Accounts payable, accrued expenses and other liabilities	(8,326)	(1,846)
Net cash provided by operating activities	39,125	32,582
CASH FLOWS FROM INVESTING ACTIVITIES
Real estate development and capital improvements	(40,542)	(20,730)
Acquisitions of real estate	(54,296)	—
Net cash used in investing activities	(94,838)	(20,730)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt repayments	(4,095)	(3,407)
Dividends to common shareholders	(26,433)	(23,874)
Distributions to redeemable noncontrolling interests	(2,180)	(1,662)
Taxes withheld for vested restricted shares	(281)	(273)
Contributions from noncontrolling interests	1,516	—
Borrowings from unsecured line of credit	30,000	25,000
Proceeds from mortgage loan borrowings	62,500	—
Debt issuance costs	(8,186)	(2)
Costs related to the issuance of common shares	(127)	(182)
Net cash used in financing activities	52,714	(4,400)
Net increase (decrease) in cash and cash equivalents and restricted cash	(2,999)	7,452
Cash and cash equivalents and restricted cash at beginning of period	78,865	90,640
Cash and cash equivalents and restricted cash at end of period	$75,866	$98,092
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, net of amounts capitalized of $3,710 and $2,802, respectively	$17,050	$18,248
Cash payments for income taxes	9	9

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three months ended March 31, 2026 and 2025
(in thousands)

	Three Months Ended March 31,		Percent Change
	2026	2025
Composition of NOI(1)
Property rentals	$83,078	$80,889
Tenant expense reimbursements	40,444	34,651
Rental revenue deemed uncollectible	(2,201)	(764)
Total property revenue	121,321	114,776	5.7%
Real estate taxes	(16,602)	(16,357)
Property operating	(29,782)	(24,947)
Lease expense	(1,911)	(1,900)
Total property operating expenses	(48,295)	(43,204)	11.8%
NOI(1)	$73,026	$71,572	2.0%

NOI margin (NOI / Total property revenue)(2)	60.2%	62.4%

Same-property NOI(1)(3)
Property rentals	$73,609	$71,238
Tenant expense reimbursements	36,627	31,310
Rental revenue deemed uncollectible	(1,854)	(648)
Total property revenue	108,382	101,900
Real estate taxes	(15,437)	(14,966)
Property operating	(25,652)	(21,232)
Lease expense	(2,034)	(1,987)
Total property operating expenses	(43,123)	(38,185)
Same-property NOI(1)(3)	$65,259	$63,715	2.4%

NOI related to properties being redeveloped(1)(3)	6,583	6,149
Same-property NOI including properties in redevelopment(1)(3)	$71,842	$69,864	2.8%

Same-property physical occupancy	94.8%	94.2%
Same-property leased occupancy	96.4%	96.7%
Number of properties included in same-property analysis	66

(1) NOI excludes non-cash revenue and expenses and includes lease termination income which is adjusted out for the purposes of calculating same-property NOI. Refer to page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Includes the impact of Sunrise Mall. Excluding Sunrise Mall, NOI margin for the three months ended March 31, 2026 was 60.8%.
(3) Excludes NOI related to properties acquired, disposed, or that are in the foreclosure process in the comparative periods, Sunrise Mall, and results of the Company's captive insurance program.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three months ended March 31, 2026 and 2025
(in thousands)

	Three Months Ended March 31,
	2026		2025
Net income	$23,547		$8,382
Depreciation and amortization	32,312		37,195
Interest expense	17,396		18,628
Amortization of deferred financing costs	1,323		1,127
Income tax expense	378		619
EBITDAre	74,956		65,951
Adjustments for Adjusted EBITDAre:
Transaction, severance, litigation expenses and other, net(1)	(8,300)		1,024
Loss (gain) on extinguishment of debt	212		(498)
Non-cash adjustments(2)	—		(63)
Adjusted EBITDAre	$66,868		$66,414

Interest expense	$17,396		$18,628

Adjusted EBITDAre to interest expense	3.8	x	3.6	x

Fixed charges
Interest expense	$17,396		$18,628
Scheduled principal amortization	4,098		3,411
Total fixed charges	$21,494		$22,039

Adjusted EBITDAre to fixed charges	3.1	x	3.0	x

(1) Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, and $0.1 million of transaction costs and severance expenses for the three months ended March 31, 2026.
(2) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three months ended March 31, 2026
(in thousands, except per share amounts)

	Three Months Ended March 31, 2026
	(in thousands)	(per share)(1)
Net income	$23,547	$0.18
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	275	—
Operating partnership	(1,177)	(0.01)
Net income attributable to common shareholders	22,645	0.17
Adjustments:
Rental property depreciation and amortization	31,835	0.24
Limited partnership interests in operating partnership(2)	1,177	0.01
FFO applicable to diluted common shareholders	55,657	0.42
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net(3)	(8,300)	(0.06)
Loss on extinguishment of debt	212	—
FFO as Adjusted applicable to diluted common shareholders	$47,569	$0.36

Weighted average diluted shares used to calculate EPS	131,105
Assumed conversion of OP and LTIP Units to common shares	—
Weighted average diluted common shares - FFO	131,105

(1) Individual items may not foot due to total rounding.
(2) Represents earnings allocated to LTIP and OP unitholders for unissued common shares. LTIP and OP units are excluded for purposes of calculating earnings per diluted share when their effect is anti-dilutive.
(3) Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, and $0.1 million of transaction costs and severance expenses for the three months ended March 31, 2026.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2026
(in thousands, except share amounts and market price)

	March 31, 2026
Closing market price of common shares	$19.98

Basic common shares	125,972,127
OP and LTIP units	7,293,125
Diluted common shares	133,265,252

Equity market capitalization	$2,662,640

Total consolidated debt(1)	$1,707,984
Cash and cash equivalents including restricted cash	(75,866)
Net debt	$1,632,118

Net Debt to annualized Adjusted EBITDAre(2)	6.1	x

Total consolidated debt(1)	$1,707,984
Equity market capitalization	2,662,640
Total market capitalization	$4,370,624

Net debt to total market capitalization at applicable market price	37.3%

Cash and cash equivalents including restricted cash	$75,866
Available under unsecured credit facilities(3)	892,087
Total liquidity	$967,953

(1) Total consolidated debt excludes unamortized debt issuance costs of $12.8 million.
(2) Net debt to Adjusted EBITDAre is calculated based on first quarter 2026 annualized Adjusted EBITDAre.
(3) Includes the Company's unsecured line of credit and delayed-draw term loans. Availability is net of letters of credit issued under the unsecured line of credit. The Company obtained seven letters of credit aggregating $27.9 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. As of March 31, 2026, the Company had $30 million of outstanding borrowings under the unsecured line of credit and no amounts drawn on either of the 5-year or 7-year delayed-draw term loans.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended March 31,
Rental Revenue:	2026	2025
Property rentals	$85,970	$84,252
Tenant expense reimbursements	40,416	34,604
Rental revenue deemed uncollectible	(2,201)	(764)
Total rental revenue	$124,185	$118,092

	Three Months Ended March 31,
Composition of Property Rentals:	2026	2025
Minimum rent	$82,255	$79,925
Non-cash revenues(1)	2,892	3,363
Percentage rent	823	903
Lease termination income(1)	—	61
Total property rentals	$85,970	$84,252

	Three Months Ended March 31,
Certain Non-Cash Items:	2026	2025
Straight-line rents(2)	$362	$778
Amortization of below-market lease intangibles, net(2)	2,530	2,585
Lease expense GAAP adjustments(3)	(73)	(91)
Amortization of deferred financing costs(4)	(1,323)	(1,127)
Capitalized interest(4)	3,710	2,802
Share-based compensation expense(5)	(3,656)	(2,707)

	Three Months Ended March 31,
Capital Expenditures:(6)	2026	2025
Redevelopment and repositioning	$16,056	$9,718
New development and outparcels	17,304	3,350
Maintenance capital expenditures	1,249	3,792
Leasing commissions	1,578	1,093
Tenant improvements and leasing landlord work	5,933	3,870
Total capital expenditures	$42,120	$21,823

(1) Amounts are excluded from the calculation of NOI and same-property NOI with the exception of lease termination income which is included in portfolio NOI and excluded from the calculation of same-property NOI. See page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2026

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	28	873,159	5.1%	$18,893,725	5.6%	$21.64	3.9
Kohl's	9	855,561	5.0%	9,980,148	3.0%	11.67	4.8
Best Buy	9	412,305	2.4%	9,869,625	2.9%	23.94	4.8
Burlington	11	531,914	3.1%	9,826,995	2.9%	18.47	4.5
Lowe's Companies	6	976,415	5.7%	9,271,256	2.7%	9.50	4.4
The Home Depot	5	538,742	3.1%	9,189,305	2.7%	17.06	11.8
Walmart	5	780,788	4.5%	9,098,422	2.7%	11.65	6.6
ShopRite	5	361,053	2.1%	6,826,508	2.0%	18.91	9.2
PetSmart	11	237,034	1.4%	6,636,961	2.0%	28.00	3.9
Dick's Sporting Goods(3)	10	299,811	1.7%	6,580,983	2.0%	21.95	5.6
BJ's Wholesale Club	4	454,297	2.6%	6,340,989	1.9%	13.96	4.1
Amazon(4)	4	183,923	1.1%	6,059,412	1.8%	32.95	5.7
The Gap(5)	14	208,937	1.2%	5,659,450	1.7%	27.09	4.5
Target Corporation	4	476,146	2.8%	5,565,190	1.7%	11.69	6.6
LA Fitness	6	271,496	1.6%	5,375,443	1.6%	19.80	4.7
Bob's Discount Furniture	6	226,221	1.3%	4,716,422	1.4%	20.85	6.6
Nordstrom	4	132,460	0.8%	4,327,307	1.3%	32.67	6.2
Ahold Delhaize (Stop & Shop)	3	212,216	1.2%	3,952,820	1.2%	18.63	4.7
AMC	1	85,000	0.5%	3,267,502	1.0%	38.44	3.8
Ulta	8	83,679	0.5%	3,070,549	0.9%	36.69	3.0
Five Below	10	93,578	0.5%	2,739,255	0.8%	29.27	4.0
Petco	7	93,951	0.5%	2,728,975	0.8%	29.05	2.7
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.8%	50.23	5.8
DSW	6	117,766	0.7%	2,630,519	0.8%	22.34	3.9
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	2.5

Total/Weighted Average	178	8,591,652	49.9%	$157,839,486	47.0%	$18.37	5.4

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (16), T.J. Maxx (5), HomeGoods (3), HomeSense (3), and Sierra Trading Post (1).
(3) Includes Dick's Sporting Goods (4), Golf Galaxy (2), Foot Locker (2) Public Lands (1), and Champs (1).
(4) Includes Whole Foods (2) and Amazon Fresh (2).
(5) Includes Old Navy (10), Gap (3), and Banana Republic (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three months ended March 31, 2026

	Three Months Ended March 31, 2026		Year Ended December 31, 2025
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	13	13	58	58
Total square feet	84,180	84,180	360,691	360,691
Number of same space leases	9	9	40	40
Same space square feet	58,819	58,819	205,748	205,748
Prior rent per square foot	$15.93	$17.30	$23.39	$24.69
New rent per square foot	$29.90	$26.23	$35.88	$32.59
Same space weighted average lease term (years)	9.8	9.8	9.7	9.7
Same space TIs per square foot	N/A	$41.35	N/A	$38.99
Rent spread	87.7%	51.6%	53.4%	32.0%

Renewals & Options
Number of leases executed	32	32	104	104
Total square feet	334,778	334,778	1,139,359	1,139,359
Number of same space leases	32	32	104	104
Same space square feet	334,778	334,778	1,139,359	1,139,359
Prior rent per square foot	$23.32	$23.32	$21.91	$21.91
New rent per square foot	$26.05	$25.61	$24.64	$24.27
Same space weighted average lease term (years)	4.8	4.8	5.4	5.4
Same space TIs per square foot	N/A	$—	N/A	$0.26
Rent spread	11.7%	9.8%	12.5%	10.8%

Total New Leases and Renewals & Options
Number of leases executed	45	45	162	162
Total square feet	418,958	418,958	1,500,050	1,500,050
Number of same space leases	41	41	144	144
Same space square feet	393,597	393,597	1,345,107	1,345,107
Prior rent per square foot	$22.22	$22.42	$22.13	$22.34
New rent per square foot	$26.62	$25.71	$26.36	$25.55
Same space weighted average lease term (years)	5.5	5.5	6.0	6.0
Same space TIs per square foot	N/A	$6.18	N/A	$6.19
Rent spread	19.8%	14.6%	19.1%	14.4%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of March 31, 2026

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $21.7 million of future annual gross rent, representing approximately 7% of annualized first quarter NOI as of March 31, 2026. Approximately $16.2 million of this amount pertains to leases included in Active Development, Redevelopment and Anchor Repositioning Projects on page 31. National and regional tenants represent approximately 90% of the leased but not yet rent commenced pipeline. The below table illustrates the incremental gross rent expected to be recognized in the remainder of 2026 and the following three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
24
20
16
12
8
4
0
$3.3
1.6
1.7
$16.0
4.9
11.1
$21.6
5.4
16.2
$21.7
5.5
16.2
2026
2027
2028
2029
Year
Leases included in redevelopment
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current full-year 2026 same-property pool, are as follows:

(in thousands)	2026(1)	2027	2028	2029
Same-property	$3,200	$11,000	$12,500	$12,500
(1) Remainder of 2026.

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since December 31, 2025:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of December 31, 2025	$22,300
Less: Leases commenced during the first quarter	(3,500)
Plus: Leases executed during the first quarter	2,900
Leases executed but not yet rent commenced as of March 31, 2026	$21,700

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2026

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	23,000	0.2%	$5.25	22	60,000	2.1%	$31.73	23	83,000	0.5%	$24.39
2026	3	63,000	0.5%	18.71	33	76,000	2.7%	50.85	36	139,000	0.9%	36.29
2027	24	948,000	7.2%	12.08	118	374,000	13.1%	37.02	142	1,322,000	8.3%	19.14
2028	28	943,000	7.2%	20.96	98	308,000	10.8%	43.50	126	1,251,000	7.8%	26.51
2029	59	2,404,000	18.3%	21.84	108	359,000	12.6%	44.22	167	2,763,000	17.3%	24.74
2030	44	2,304,000	17.5%	13.20	70	248,000	8.7%	45.52	114	2,552,000	16.0%	16.34
2031	32	1,586,000	12.1%	17.74	75	264,000	9.3%	38.45	107	1,850,000	11.6%	20.69
2032	18	578,000	4.4%	17.53	55	179,000	6.3%	35.24	73	757,000	4.7%	21.72
2033	22	722,000	5.5%	18.85	40	137,000	4.8%	40.77	62	859,000	5.4%	22.35
2034	22	841,000	6.4%	20.36	48	168,000	5.9%	39.41	70	1,009,000	6.3%	23.53
2035	20	758,000	5.8%	20.13	51	187,000	6.6%	38.78	71	945,000	5.9%	23.82
2036	11	351,000	2.7%	14.89	34	133,000	4.7%	37.96	45	484,000	3.0%	21.23
Thereafter	24	1,269,000	9.5%	19.39	32	136,000	4.8%	38.44	56	1,405,000	8.7%	21.23
Subtotal/Average	308	12,790,000	97.3%	$17.95	784	2,629,000	92.4%	$40.47	1,092	15,419,000	96.4%	$21.79
Vacant	11	361,000	2.7%	N/A	99	216,000	7.6%	N/A	110	577,000	3.6%	N/A
Total/Average	319	13,151,000	100.0%	N/A	883	2,845,000	100.0%	N/A	1,202	15,996,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of March 31, 2026

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	23,000	0.2%	$5.25	22	60,000	2.1%	$31.73	23	83,000	0.5%	$24.39
2026	3	63,000	0.5%	18.71	28	63,000	2.2%	55.26	31	126,000	0.8%	36.98
2027	4	46,000	0.3%	23.92	71	172,000	6.0%	41.00	75	218,000	1.4%	37.39
2028	5	229,000	1.7%	19.34	56	154,000	5.4%	44.94	61	383,000	2.4%	29.63
2029	14	364,000	2.8%	23.07	58	169,000	5.9%	46.69	72	533,000	3.3%	30.56
2030	12	381,000	2.9%	18.60	41	134,000	4.7%	43.82	53	515,000	3.2%	25.16
2031	8	263,000	2.0%	20.66	40	104,000	3.7%	45.08	48	367,000	2.3%	27.58
2032	7	250,000	1.9%	22.48	42	133,000	4.7%	39.27	49	383,000	2.4%	28.31
2033	14	317,000	2.4%	31.23	25	67,000	2.4%	57.84	39	384,000	2.4%	35.87
2034	20	622,000	4.7%	24.83	47	162,000	5.7%	43.42	67	784,000	4.9%	28.67
2035	12	196,000	1.5%	23.17	26	95,000	3.3%	47.63	38	291,000	1.8%	31.16
2036	7	127,000	1.0%	22.50	32	138,000	4.9%	40.51	39	265,000	1.7%	31.88
Thereafter	201	9,909,000	75.4%	23.78	296	1,178,000	41.4%	52.08	497	11,087,000	69.3%	26.78
Subtotal/Average	308	12,790,000	97.3%	$23.59	784	2,629,000	92.4%	$47.71	1,092	15,419,000	96.4%	$27.70
Vacant	11	361,000	2.7%	N/A	99	216,000	7.6%	N/A	110	577,000	3.6%	N/A
Total/Average	319	13,151,000	100.0%	N/A	883	2,845,000	100.0%	N/A	1,202	15,996,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2026
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$71.67	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	10.52	$15,450	Walmart, Bob's Discount Furniture
Maryland:
Goucher Commons	155,000	100.0%	26.67	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy, La-Z-Boy
Rockville Town Center	98,000	100.0%	13.45	—	Regal Entertainment Group
The Village at Waugh Chapel	382,000	96.7%	24.71	$55,963	Safeway, Marshalls, HomeGoods, T.J. Maxx, LA Fitness
Wheaton (leased through 2060)(3)	66,000	100.0%	20.07	—	Best Buy
Woodmore Towne Centre	714,000	98.6%	18.35	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Brighton Mills(5)	91,000	100.0%	26.85	—	Star Market, Petco
Cambridge (leased through 2033)(3)	48,000	100.0%	30.53	—	PetSmart, Central Rock Gym
Gateway Center	640,000	99.6%	9.66	—	Costco, Target, Home Depot, Total Wine, Boot Barn
Shoppers World	756,000	100.0%	23.63	$123,600	T.J. Maxx, Marshalls, HomeSense, Sierra Trading Post, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	27.45	$20,476	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.46	—	Planet Fitness, Marshalls, Burlington, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	12.18	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.82	—	Fun City
New Jersey:
Bergen Town Center - East(5)	209,000	100.0%	20.40	—	Lowe's, Best Buy
Bergen Town Center - West	1,011,000	97.7%	34.56	$286,922	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's, World Market
Briarcliff Commons	180,000	100.0%	25.85	$30,000	Uncle Giuseppe's, Kohl's
Brick Commons	281,000	100.0%	22.76	$50,000	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	16.17	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	21.80	—	Food Bazaar
Garfield Commons	298,000	100.0%	16.76	$37,941	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	100.0%	20.35	$31,000	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	100.0%	26.60	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	92.1%	24.34	$58,620	The Home Depot, Dick's Sporting Goods, Marshalls
Heritage Square	87,000	100.0%	31.77	—	HomeSense, Sierra Trading Post, Ulta
Hudson Commons	236,000	96.1%	14.88	—	Lowe's, P.C. Richard & Son, Boot Barn
Hudson Mall	359,000	80.8%	21.11	—	Marshalls, Retro Fitness, Staples, Old Navy, Burlington (lease not commenced), HomeGoods (lease not commenced)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2026
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Kearny Commons	123,000	100.0%	25.69	—	LA Fitness, Marshalls, Ulta
Ledgewood Commons	447,000	80.0%	17.48	$50,000	Walmart, Ashley Furniture, Barnes & Noble, Burlington, DSW, Marshalls, Old Navy, Ulta
Lodi Commons	43,000	96.3%	20.42	—	Dollar Tree
Manalapan Commons	200,000	99.0%	23.67	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health, Nordstrom Rack
Marlton Commons	224,000	100.0%	19.34	$35,108	ShopRite, Kohl's, PetSmart
Millburn Gateway Center	104,000	92.2%	32.22	$20,879	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	35.20	$7,164	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	414,000	67.3%	16.38	—	Aldi, Total Wine, Raymour & Flanigan, Guitar Center
Plaza at Woodbridge	295,000	98.2%	22.74	$62,500	Trader Joe's, Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym, Ross Dress for Less
Rockaway River Commons	189,000	98.6%	15.69	$25,500	ShopRite, T.J. Maxx
Rutherford Commons (leased through 2099)(3)	196,000	100.0%	13.97	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	22.64	—	Staples, Party City
The Village at Bridgewater Commons(5)	92,000	98.0%	37.91	—	Summit Health, Chipotle, Cava, Starbucks, Shake Shack
Tonnelle Commons	410,000	100.0%	23.67	$92,888	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	100.0%	22.58	$50,800	The Home Depot, Staples, Tesla, Lidl, Boot Barn
Town Brook Commons	232,000	99.1%	15.09	$28,800	Stop & Shop, Kohl's, Iron Revolution Gym (lease not commenced)
West Branch Commons	279,000	100.0%	17.75	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.99	—	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	84.0%	15.41	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	98.1%	11.35	—	BJ's Wholesale Club, Burlington, LA Fitness, Ross Dress for Less, Bob's Discount Furniture
Bruckner Commons(5)	335,000	90.2%	42.22	—	ShopRite, Burlington, BJ's Wholesale Club (lease not commenced), national off-price retailer (lease not commenced)
Burnside Commons	100,000	88.8%	18.41	—	Bingo Wholesale
Cross Bay Commons	44,000	100.0%	43.25	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	92.6%	27.00	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	40.82	—	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	5.19	—	Kohl's
Huntington Commons	208,000	100.0%	23.08	$43,580	ShopRite, Marshalls, Old Navy, Petco, Burlington
Kingswood Crossing	108,000	100.0%	48.15	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services, Emblem Health
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	24.54	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	18.17	$9,433	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	23.41	—	Stop & Shop
Shops at Bruckner(5)	113,000	100.0%	40.01	$36,710	Aldi, Marshalls, Five Below, Old Navy

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2026
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Yonkers Gateway	447,000	97.8%	22.01	$50,000	Burlington, Marshalls, HomeSense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Wren Kitchens, national grocer (lease not commenced)
Pennsylvania:
Broomall Commons(5)	170,000	100.0%	15.86	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital, Picklr (lease not commenced)
Lincoln Plaza	228,000	100.0%	5.67	—	Lowe's, Community Aid, Mattress Firm
Marten Commons	185,000	98.9%	16.18	—	Kohl's, Ross Dress for Less, Staples, Petco
Wilkes-Barre Commons	184,000	96.2%	13.33	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchens
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.61	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	16.43	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	8.56	—	BJ's Wholesale Club
Puerto Rico:
Shops at Caguas	356,000	96.3%	33.85	$79,586	Sector Sixty6, Old Navy, Foot Locker
The Outlets at Montehiedra(5)	538,000	95.9%	24.86	$70,864	Ralph's Food Warehouse, The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, T.J. Maxx, Burlington
Total Retail Portfolio	15,996,000	96.4%	$21.79	$1,677,984

Sunrise Mall(4)(5)(7)	1,228,000	5.1%	20.53	—	Dick's Sporting Goods

Total Urban Edge Properties	17,224,000	89.9%	$21.78	$1,677,984
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $24.40 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) Not included in the same-property pool for the purposes of calculating same-property metrics for the quarters ended March 31, 2026 and 2025.
(6) Mortgage debt balances exclude unamortized debt issuance costs.
(7) A portion of the property is under a ground lease through 2069.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the three months ended March 31, 2026
(dollars in thousands)

2026 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
3/30/2026	The Village at Bridgewater Commons	Bridgewater	NJ	92,000	$54,325

2026 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
None.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2026
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 3/31/26	Target Stabilization(2)	Description and Status
Bruckner Commons (Phase A)(5)	$51,300		$44,500	2Q27	Retenanting a portion of the former Kmart box with BJ's Wholesale Club
Bruckner Commons (Phase B)(5)	18,400		5,500	4Q26	Redeveloping Toys "R" Us box with 20,000 sf of retail and restaurant pads
Bruckner Commons (Phase C)(5)	17,200		6,000	3Q27	Retenanting remainder of the former Kmart box with national off-price retailers
Hudson Mall (Phase A)(3)	12,700		11,700	2Q26	Retenanting former Toys "R" Us box with Burlington
Yonkers Gateway Center (Phase C)(3)	8,400		4,000	1Q27	Redemising multiple suites for national grocer and Hallmark relocation
Manalapan Commons (Phase B)(3)	7,500		6,200	3Q26	Backfilling vacant Bed Bath & Beyond with Nordstrom Rack (open) and Fidelity
Bergen Town Center (Phase F)(3)	7,500		1,200	2Q27	Developing new 10,000± sf pad for full service restaurant
Plaza at Woodbridge (Phase C)(3)	5,900		200	1Q28	Developing new 8,000± sf multi-tenant pad for Cava and small shops
Kingswood Crossing (Phase A)(3)	5,300		5,000	4Q26	Adding 17,000± sf Emblem Health (open)
Millburn Gateway Center(3)	3,900		300	3Q27	Retenanting portion of vacant Motion Fitness with Barry's Bootcamp and small shops
Bergen Town Center (Phase G)(3)	3,600		2,600	4Q26	Adding Capon's Burgers and Tatte Bakery & Cafe
The Outlets at Montehiedra (Phase F)(5)	3,500		500	4Q26	Terminated below-market 10,000± sf lease and backfilling with two national retailers
Hudson Mall (Phase B)(3)	3,100		300	2Q27	Retenanting former Big Lots with HomeGoods
Broomall Commons(5)	1,800		200	1Q27	Backfilling vacant anchor with Picklr
Woodmore Towne Centre (Phase A)(3)	1,700		600	1Q27	Developing new pad for free standing Bank of America
The Outlets at Montehiedra (Phase G)(5)	1,500		100	2Q27	Developing new pad for First Bank
Ledgewood Commons(3)	1,500		200	4Q26	Developing new restaurant pad for Tommy's Tavern + Tap
Bergen Town Center (Phase H)(3)	1,400		1,000	3Q26	Retenanting vacancy with Adidas
Plaza at Woodbridge (Phase B)(3)	1,100		400	4Q27	Expanding existing ExtraSpace self-storage by 13,000± sf in vacant space
Total	$157,300	(4)	$90,500

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 32. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended March 31, 2026.
(4) The estimated, unleveraged yield for total Active Projects is 13% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active Projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended March 31, 2026.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2026
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 3/31/26	Stabilization(2)	Description
Plaza at Woodbridge (Phase A)(3)	$2,100		$1,900	1Q26	Retenanted 17,000± sf of former Bed Bath & Beyond with Trader Joe's and Ross Dress for Less
Totowa Commons (Phase B)(3)	1,900		1,800	1Q26	Retenanted vacant space with 27,000 sf Lidl and 18,000 sf Boot Barn
The Outlets at Montehiedra (Phase B)(6)	1,700		1,400	1Q26	Delivered new 6,000± sf pad for Texas Roadhouse
Plaza at Cherry Hill (Phase C)(3)	1,100		1,100	1Q26	Backfilled vacant space with 10,000 sf Big Blue Swim School
Totowa Commons (Phase A)(3)	5,700		5,600	4Q25	Backfilled former Bed Bath & Beyond box with Tesla
Bergen Town Center (Phase E)(3)	3,400		3,400	4Q25	Backfilled vacant Midas space with First Watch
Yonkers Gateway Center (Phase B)(3)	2,600		2,500	4Q25	Relocated Red Wing Shoes, added Dave's Hot Chicken into vacant shop space and expanded Best Buy in former Red Wing Shoes
Newington Commons(3)	1,400		1,400	3Q25	Backfilled former Staples with Bob's Discount Furniture
Marlton Commons(3)	7,300		7,000	2Q25	Redeveloped Friendly's with new 11,000± sf multi-tenant pad (First Watch, Cava, and Mattress Firm)
Brick Commons(3)	5,300		5,300	2Q25	Replaced Santander Bank with two quick service restaurants (Shake Shack and First Watch)
The Outlets at Montehiedra (Phase E)(6)	5,000		5,000	2Q25	Backfilled Tiendas Capri with 33,000 sf Burlington
Walnut Creek(3)	3,300		3,300	2Q25	Retenanted former Z Gallerie with Sweetgreen and Ronbow
Huntington Commons (Phase D)(3)	2,200		2,200	2Q25	Retenanted former bank pad with Starbucks and Yoga Six

Total	$43,000	(4)	$41,900

Future Redevelopment(5)	Location	Opportunity
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas and upgrade tenancy
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended March 31, 2026.
(4) The estimated unleveraged yield for Completed projects is 21% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended March 31, 2026.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2026 and December 31, 2025
(in thousands)

	March 31, 2026	December 31, 2025
Secured fixed rate debt	$1,677,984	$1,619,388
Unsecured variable rate debt	30,000	—
Total debt	$1,707,984	$1,619,388

% Secured fixed rate debt	98.2%	100.0%
% Unsecured variable rate debt	1.8%	—%
Total	100.0%	100.0%

Secured mortgage debt	$1,677,984	$1,619,388
Unsecured debt(1)	30,000	—
Total debt	$1,707,984	$1,619,388

% Secured mortgage debt	98.2%	100.0%
% Unsecured debt	1.8%	—%
Total	100.0%	100.0%

Weighted average remaining maturity on secured mortgage debt	3.6 years	3.7 years
Weighted average remaining maturity on unsecured debt	5.2 years	N/A

Total market capitalization (see page 20)	$4,370,624

% Secured mortgage debt	38.4%
% Unsecured debt	0.7%
Total debt: Total market capitalization	39.1%

Weighted average interest rate on secured mortgage debt(2)	5.03%	5.03%
Weighted average interest rate on unsecured debt(2)	4.67%	—%
Total debt	5.02%	5.03%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) As of March 31, 2026, there was $30 million outstanding under our unsecured line of credit, which has a maturity date of June 28, 2030 with two six-month extension options. Borrowings under the unsecured line of credit bear interest at SOFR plus 1.00% with an annual facility fee of 0.15% based on the Company's current leverage ratio. As of March 31, 2026, the Company had obtained seven letters of credit issued under the unsecured line of credit aggregating $27.9 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. The letters of credit remain undrawn but have reduced the amount available under the unsecured line of credit commensurate with their face values.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2026 and December 31, 2025
(dollars in thousands)

Property	Maturity Date	Rate	March 31, 2026	December 31, 2025	Percent of Mortgage Debt at March 31, 2026
Town Brook Commons	12/1/2026	3.78%	$28,800	$28,965	1.7%
Rockaway River Commons	12/1/2026	3.78%	25,500	25,645	1.5%
Hanover Commons	12/10/2026	4.03%	58,620	58,935	3.5%
Tonnelle Commons	4/1/2027	4.18%	92,888	93,377	5.5%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.7%
Millburn Gateway Center	6/1/2027	3.97%	20,879	21,013	1.2%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.0%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.3%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	3.8%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.4%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	4.0%
Marlton Commons	12/1/2028	3.86%	35,108	35,295	2.1%
Yonkers Gateway Center	4/10/2029	6.30%	50,000	50,000	3.0%
Ledgewood Commons	5/5/2029	6.03%	50,000	50,000	3.0%
The Shops at Riverwood	6/24/2029	4.25%	20,476	20,577	1.2%
Shops at Bruckner	7/1/2029	6.00%	36,710	36,848	2.2%
Shoppers World(1)	8/15/2029	5.12%	123,600	123,600	7.4%
Greenbrook Commons	9/1/2029	6.03%	31,000	31,000	1.8%
Huntington Commons	12/5/2029	6.29%	43,580	43,704	2.6%
Bergen Town Center	4/10/2030	6.30%	286,922	287,779	17.2%
The Outlets at Montehiedra	6/1/2030	5.00%	70,864	71,412	4.2%
Montclair(2)	8/15/2030	3.15%	7,164	7,201	0.4%
Garfield Commons	12/1/2030	4.14%	37,941	38,134	2.3%
Shops at Caguas	1/31/2031	6.15%	79,586	79,983	4.7%
The Village at Waugh Chapel(3)	12/1/2031	3.76%	55,963	55,784	3.3%
Brick Commons	12/10/2031	5.20%	50,000	50,000	3.0%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	7.0%
Plaza at Woodbridge(4)	3/18/2033	5.03%	62,500	—	3.7%
Newington Commons	7/1/2033	6.00%	15,450	15,505	0.9%
Briarcliff Commons	10/1/2034	5.47%	30,000	30,000	1.8%
Mount Kisco Commons(5)	11/15/2034	6.40%	9,433	9,631	0.6%
Total mortgage debt		5.03%	$1,677,984	$1,619,388	100.0%
Total unamortized debt issuance costs			(12,766)	(12,614)
Total mortgage debt, net			$1,665,218	$1,606,774

(1)Bears interest at SOFR plus 170 bps. The variable component of the debt is hedged with an interest rate swap agreement, fixing the rate at 5.12%, which expires at the maturity of the loan.
(2)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(3)The mortgage payable balance includes unamortized debt mark-to-market discount of $4.0 million.
(4)Bears interest at SOFR plus 155 bps. The variable component of the debt is hedged with an interest rate swap agreement, fixing the rate at 5.03%, which expires on March 18, 2031.
(5)The mortgage payable balance includes unamortized debt mark-to-market discount of $0.5 million.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of March 31, 2026
(dollars in thousands)

Year	Amortization	Balloon Payments	Unsecured Line of Credit(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2026(2)	$12,445	$111,228	$—	$(579)	$123,094	4.0%	7.2%
2027	13,608	259,526	—	(774)	272,360	4.3%	15.9%
2028	13,536	122,402	—	(773)	135,165	4.4%	7.9%
2029	12,452	348,590	—	(773)	360,269	5.7%	21.1%
2030	6,668	372,252	—	(773)	378,147	5.8%	22.2%
2031	1,691	180,552	30,000	(713)	211,530	5.1%	12.4%
2032	1,607	117,200	—	(60)	118,747	3.4%	7.0%
2033	1,538	75,919	—	(60)	77,397	5.2%	4.5%
2034	1,333	30,000	—	(58)	31,275	5.5%	1.8%
Total	$64,878	$1,617,669	$30,000	$(4,563)	$1,707,984	5.0%	100%
	Unamortized debt issuance costs				(12,766)
	Total outstanding debt, net				$1,695,218
(1) Our $700 million unsecured line of credit matures on June 28, 2030, plus two six-month extensions at our option, to June 28, 2031.
(2) Remainder of 2026.